Allscripts Announces First Quarter 2012 Results

Bookings Total $194.6 Million; Quarterly Revenue of $364.7 Million

Revises 2012 Financial Guidance

Bill Davis to Leave Company in May; Dave Morgan to Become Interim CFO

Four Directors Depart from Board

CHICAGO, April 26, 2012 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (Allscripts – NASDAQ: MDRX) today announced that it expects to report the following financial results for the three months ended March 31, 2012.

First Quarter Results:

  Bookings of approximately $194.6 million.  This compares to bookings of $212.4 million in the first quarter of 2011.
  GAAP revenue of $364.7 million and non-GAAP revenue of $365.5 million.  This compares to GAAP and non-GAAP revenue of $335.3 and $346.1 million, respectively, in the first quarter of 2011.
  GAAP operating income of $13.0 million; non-GAAP operating income of $40.9.  This compares to $24.5 million and $72.1 million, respectively, in the first quarter of 2011.
  GAAP net income(1) of $5.8 million; diluted earnings per share of $0.03.  This compares to $12.6 million and $0.07, respectively, in the first quarter of 2011.
  Non-GAAP diluted earnings per share of $0.12, compared to $0.21 in the first quarter of 2011.
  $74.6 million in cash flow from operations; reduced debt by another $24.5 million, decreasing total outstanding debt to approximately $343.0 million as of March 31, 2012.

"Our overall results were primarily affected by lower than expected sales and an unfavorable sales mix, which directly impacted revenue and profit," said Glen Tullman, Chief Executive Officer of Allscripts. "In addition, our investments in improving client experience and accelerating product development, as well as higher than expected software development expense, also put pressure on our bottom line.

"While Allscripts continued to win important new clients, including three new Sunrise Clinical Manager contracts in the quarter, a number of our clients and prospects delayed commitments as they wait for us to introduce new releases and demonstrate more robust integration. This dynamic, combined with the recent reorganization of our sales and service teams, were the primary factors that caused sales to be lower than our expectations.

"We believe our revised full-year guidance for the remainder of 2012 gives us flexibility to further invest as necessary to improve client experience and focus on key product requirements and innovation, which will be our highest priority."

First Quarter Results

GAAP revenue for the three months ended March 31, 2012 was $364.7 million. Non-GAAP revenue(2) for the three months ended March 31, 2012 was $365.5 million, compared to non-GAAP revenue of $346.1 million for the three months ended March 31, 2011, a 6 percent increase.

GAAP gross profit for the three months ended March 31, 2012 was $155.7 million. Non-GAAP gross profit(3) was $156.5 million for the three months ended March 31, 2012, compared to $170.6 million for the three months ended March 31, 2011.

GAAP operating income for the three months ended March 31, 2012 was $13.0 million. Non-GAAP operating income(4) was $40.9 million for three months ended March 31, 2012, or 11.2 percent of total non-GAAP revenue. This compares to $72.1 million or 20.8 percent of non-GAAP revenue for the prior year.

GAAP net income for the three months ended March 31, 2012 was $5.8 million. Non-GAAP net income(5) was $23.5 million, after giving effect to deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense and transaction-related expenses totaling $17.7 million, net of tax for the three months ended March 31, 2012. This result compares to $40.6 million of non-GAAP net income for the prior year period.

Diluted earnings per share for the three months ended March 31, 2012 was $0.03. Non-GAAP diluted earnings per share for the three months ended March 31, 2012 was $0.12, after giving effect to deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense and transaction-related expenses totaling $0.09 per share, net of tax for the three months ended March 31, 2012. This result compares to $0.21 of non-GAAP diluted earnings per share for the prior year period.

Allscripts' tax rate on a non-GAAP basis was 36.8 percent for the three months ended March 31, 2012.

For the first quarter of 2012, cash flow from operations totaled $74.6 million. During the first quarter of 2012, Allscripts had repaid approximately $24.5 million of borrowings under its secured term loan and senior secured revolving facilities. As of March 31, 2012, the Company had $343.0 million of borrowings outstanding and cash and marketable securities of approximately $177.4 million.

CFO Transition

Allscripts also announced that Bill Davis, Chief Financial Officer, has decided to leave the Company, effective May 18, 2012, to pursue another opportunity with a private company outside of the healthcare industry.

Tullman commented, "We are grateful to Bill for the key role he has played in the company's growth from revenues of nearly $80 million when Bill joined Allscripts to over $1.4 billion last year, and leading several strategic transactions over the past nine years. We thank him for his contributions and wish him the best in his new endeavors."

Dave Morgan, Senior Vice President Finance, will become the Interim Chief Financial Officer while the Company conducts a formal search for Mr. Davis's successor. Mr. Morgan previously served as SVP Finance and Chief Accounting Officer of Eclipsys.

Tullman continued: "I am confident that Dave, who has deep experience in our organization and industry, will ensure a smooth transition."

Departures from Board of Directors

The Company also announced that Phil Pead's service as Chairman of the Board, director and officer of the Company terminated yesterday. Prior to this action, the Board engaged in extensive deliberations regarding the leadership of the Company. Following the deliberations, those who concurred with the consensus regarding such leadership expressed their intention to continue as directors, and those who did not concur (Catherine M. Burzik, Eugene V. Fife and Edward A. Kangas) informed the Company that they have resigned as directors. The Company expects that several additional directors will be appointed shortly.

Revised Annual Guidance

Allscripts has revised its financial guidance for 2012 as detailed below. Please see the footnotes at the end of this release for a reconciliation of GAAP and non-GAAP financial presentations and other information.

2012 Revised Guidance(6)

Non-GAAP Revenue	$1,480.0 to $1,520.0 million
Non-GAAP Operating Margin	16.0 to 17.0 percent
Effective Tax Rate	36.5 to 37.0 percent
Non-GAAP Diluted EPS	$0.74 to $0.80
Diluted Shares	194.0 million

Conference Call

Allscripts will conduct a conference call today, Thursday April 26, 2012, at 5:30 PM Eastern Time to discuss the Company's earnings and other information. Allscripts will no longer conduct its previously announced conference call scheduled for Monday, May 7, 2012. The conference call can be accessed via the Internet at http://investor.allscripts.com. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the U.S.) or (973) 935-8787 (international) and requesting Conference ID #69582190.

A replay of the call will be available two hours after the conclusion of the call, for a period of two weeks, at http://www.allscripts.com/ or by calling (855) 859-2056 or (404) 537-3406 - Conference ID #69582190.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

Please refer to the discussion below under Explanation of Non-GAAP Financial Measures as you review the following footnotes.

(1) GAAP net income and diluted earnings per share for the three months ended March 31, 2012 includes approximately $17.7 million, or $0.09 per share, associated with acquisition-related deferred revenue and amortization adjustments, stock-based compensation, transaction-related expenses and non-recurring expenses, all net of tax.

(2) Non-GAAP revenue for the three months ended March 31, 2012 and 2011 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $0.8 million and $10.8 million, respectively.

(3) Non-GAAP gross profit for the three months ended March 31, 2012 and 2011 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $0.8 million and $10.8 million, respectively.

(4) Non-GAAP operating income for the three months ended March 31, 2012 and 2011 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $0.8 million and $10.8 million, respectively; acquisition-related amortization of $16.4 million and $16.7 million, respectively; stock-based compensation expense of $7.7 million and $7.0 million, respectively; transaction-related expenses of $3.0 million and $13.1 million, respectively.

(5) Non-GAAP net income for the three months ended March 31, 2012 and 2011 gives effect to the following, each on a net-of-tax basis: add-back of an acquisition-related deferred revenue adjustment of $0.5 million and $6.6 million, respectively; acquisition-related amortization of $10.4 million and $10.2 million, respectively; stock-based compensation expense of $4.9 million and $4.3 million, respectively; transaction-related expenses of $1.9 million and $9.2 million, respectively. Lastly, tax rate alignment of ($2.3) million is included for the three months ended March 31, 2011.

(6) Allscripts non-GAAP guidance for calendar year 2012 assumes the following adjustments to GAAP revenue, operating and net income: an acquisition-related deferred revenue adjustment of approximately $2.1 million; approximately $63.0 million of acquisition-related amortization; approximately $44.0 million in stock-based compensation expense; approximately $4.0 million in transaction-related expenses, all on a pre-tax basis.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP operating income consists of GAAP operating income as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, transaction-related and non-recurring expenses. Non-GAAP net income consists of GAAP net income as reported, excludes acquisition-related amortization, stock-based compensation expense and transaction-related and non-recurring expenses, and adds back the acquisition-related deferred revenue, in each case net of any related tax effects. Non-GAAP net income also includes a tax rate alignment adjustment.

Acquisition-Related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the Company's post-merger results.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the Company's post-merger results. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Tax Rate Alignment. Tax adjustment to align the current fiscal quarter's effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the Company's business operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and legacy Eclipsys to that of the Company's 2010 post-merger results. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that these measures are indicative of the Company's core operating results. In addition, the Company uses non-GAAP revenue, operating income and/or net income to measure achievement under the Company's stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the Company's cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation ("Eclipsys") will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate, including the risk that existing clients will switch to products of competitors; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products or other product quality issues; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-K for 2011 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$175.7	$157.8
Accounts receivable, net	370.0	362.8
Deferred taxes, net	40.6	40.6
Inventories	2.7	2.0
Prepaid expenses and other current assets	129.4	117.4
Total current assets	718.4	680.6
Long-term marketable securities	1.7	1.7
Fixed assets, net	134.3	122.6
Software development costs, net	103.9	98.4
Intangible assets, net	473.8	489.8
Goodwill	1,039.4	1,039.4
Deferred taxes, net	5.0	5.0
Other assets	75.1	79.8
Total assets	$2,551.6	$2,517.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60.1	$41.2
Accrued expenses	100.9	103.4
Accrued compensation and benefits	27.7	31.8
Deferred revenue	317.6	288.9
Current maturities of long-term debt and capital lease obligations	48.4	45.5
Total current liabilities	554.7	510.8
Long-term debt	295.2	322.7
Deferred revenue	18.9	18.9
Deferred taxes, net	124.1	119.7
Other liabilities	69.2	68.5
Total liabilities	1,062.1	1,040.6
Total stockholders' equity	1,489.5	1,476.7
Total liabilities and stockholders' equity	$2,551.6	$2,517.3

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
System sales	$40.7	$54.5
Professional services	71.5	55.6
Maintenance	114.8	100.3
Transaction processing and other	137.7	124.9
Total revenue	364.7	335.3
Cost of revenue: (a)
System sales	31.6	34.9
Professional services	61.7	45.6
Maintenance	36.0	33.1
Transaction processing and other	79.7	61.9
Total cost of revenue	209.0	175.5
Gross profit	155.7	159.8
Selling, general and administrative expenses	97.3	104.1
Research and development	36.1	22.0
Amortization of intangible assets	9.3	9.2
Income from operations	13.0	24.5
Interest expense	(3.9)	(8.0)
Interest income and other, net	0.4	0.4
Income before income taxes	9.5	16.9
Provision for income taxes	(3.7)	(4.3)
Net income	$5.8	$12.6

Earnings per share - basic and diluted	$0.03	$0.07

Weighted average common shares outstanding:
Basic	190.6	189.4
Diluted	192.9	192.6

(a) Includes pre-tax amortization of intangibles	$7.2	$7.4

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$5.8	$12.6
Non-cash adjustments to net income	51.4	42.4
Cash impact of changes in operating assets and liabilities	17.4	11.9
Net cash provided by operating activities	74.6	66.9
Cash flows from investing activities:
Capital expenditures	(19.4)	(11.8)
Capitalized software	(13.3)	(16.3)
Net (purchases) sales and maturities of marketable securities and other investments	0.0	(4.2)
Change in restricted cash	0.0	2.2
Net cash used in investing activities	(32.7)	(30.1)
Cash flows from financing activities:
Proceeds from issuance of common stock	2.0	16.9
Excess tax benefits from stock-based compensation	0.1	4.2
Taxes paid related to net share settlement of equity awards	(2.3)	0.0
Net debt (payments) borrowings and refinancing costs	(24.8)	(42.5)
Repurchase of common stock	(0.5)	0.0
Net cash used in financing activities	(25.5)	(21.4)
Effect of exchange rates on cash and cash equivalents	1.5	0.6
Net increase in cash and cash equivalents	17.9	16.0
Cash and cash equivalents, beginning of period	157.8	129.4
Cash and cash equivalents, end of period	$175.7	$145.4

Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended	Three Months Ended

	3/31/12	3/31/11
Total revenue, as reported	$364.7	$335.3

Deferred revenue adjustment	0.8	10.8
Total non-GAAP revenue	$365.5	$346.1

Gross profit, as reported	$155.7	$159.8

Deferred revenue adjustment	0.8	10.8
Total non-GAAP gross profit	$156.5	$170.6

Operating income, as reported	$13.0	$24.5

Deferred revenue adjustment	0.8	10.8
Acquisition-related amortization	16.4	16.7
Stock-based compensation expense	7.7	7.0
Transaction-related expenses (a)	3.0	13.1
Total non-GAAP operating income	$40.9	$72.1

Net income, as reported	$5.8	$12.6

Deferred revenue adjustment	0.5	6.6
Acquisition-related amortization	10.4	10.2
Stock-based compensation expense	4.9	4.3
Transaction-related expenses (a)	1.9	9.2
Tax rate alignment	0.0	(2.3)
Non-GAAP net income	$23.5	$40.6

Tax Rate	37%	39%

Weighted shares outstanding - diluted	192.9	192.6

Earnings per share - diluted, as reported	$0.03	$0.07

Non-GAAP earnings per share - diluted	$0.12	$0.21

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax

(a) Transaction-related expenses are fees and expenses, including legal and accounting fees and other integration-related expenses, incurred in connection with announced transactions.

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CONTACT: Investors, Seth Frank, +1-312-506-1213, seth.frank@allscripts.com, or Media, Ariana Nikitas, +1-312-506-1236, or +1-773-490-5657, ariana.nikitas@allscripts.com